Exhibit 99.1

	CONTACTS:	J. Michael Kirksey
Chief Financial Officer
INPUT/OUTPUT, INC.
FOR IMMEDIATE RELEASE

(281) 879-3672

Jack Lascar, Partner

Karen Roan, Sr. Vice President
DRG&E / (713) 529-6600

I/O LOWERS FOURTH QUARTER EXPECTATIONS
AND ANNOUNCES 2005 EARNINGS GUIDANCE

HOUSTON, TEXAS – JANUARY 4, 2005 – Input/Output, Inc. (NYSE: IO) today announced that fourth quarter results will be significantly below the low end of the Company’s guidance of $0.08 per share primarily because two high margin GXT data library sales were not completed as expected.  Additionally, I/O announced 2005 earnings guidance in the range of $0.15 to $0.40 per share.

I/O Chief Executive Officer, Bob Peebler said, “Events in the last two weeks of 2004 significantly affected our fourth quarter expectations.  A customer involved in a year-end acquisition imposed a freeze on spending while the approval process of another customer extended the transaction into 2005.  These two significant GXT transactions were in our original forecast and amounted to approximately $10 million in revenue and earnings per share of $0.10.  These events could result in the Company incurring a loss for the quarter.”

Final fourth quarter results remain subject to management and independent auditors completing their customary year-end closing and review procedures. The Company will include a review of 2004 financial results and a discussion of key business drivers for 2005 in its normal quarter end conference call scheduled for February 9, 2005.

 “Integration of two major acquisitions has proved more challenging than expected. Specifically, GXT fourth quarter income was highly dependent on data sales in contrast to their historically balanced mix of data acquisition projects, data processing and data sales. We look forward to 2005 with a growing backlog of client projects and expansion in our proprietary processing business, which should give us a more balanced portfolio with less dependency on data sales.  In general, we have seen less year-end spending in the geophysical area by the larger oil companies than expected but are seeing positive indications of increases in planned spending in 2005.

“While our earnings have fallen short for the last half of 2004, we continue to make progress on the foundation of our business. Regarding GXT, we have made significant strides related to supporting VectorSeis Full Wave processing and other strategic goals that over time we believe will be proven out by our business results.  We enter 2005 with the expectation to deliver profitable growth across our business lines and, as importantly, make significant progress in introducing our new technologies including VectorSeis Full Wave.” concluded Peebler.

CONFERENCE CALL

I/O has scheduled a conference call for tomorrow, Wednesday, January 5, 2005, at 9:00 a.m. eastern time to discuss this release. To participate in the conference call, dial 303-262-2142 at least 10 minutes before the call begins and ask for the Input/Output conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until January 12, 2005. To access the replay, dial 303-590-3000 and use pass code 11020526.

Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting http://www.i-o.com . Also, an archive of the web cast will be available shortly after the call on the company’s website for approximately 90 days.

I/O is the world’s leading, technology-only seismic services provider. The company provides cutting-edge seismic acquisition equipment, software, and planning and seismic processing services to the global oil and gas industry.  The company’s technologies are applied in both land and marine environments, in traditional 2D and 3D surveys, and in rapidly growing areas like time-lapse (4D) reservoir monitoring and full-wave imaging.  I/O has offices in the United States, Canada, Europe, China, Russia and the Middle East.  Additional information is available at http://www.i-o.com .

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements concerning capital outlays by E&P companies and seismic contractors, future VectorSeis revenues, and fourth quarter revenues, gross margin, and net income per share. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the company’s products and services and market acceptance of the company’s new and revised product offerings; risks associated with the company’s restructuring program; risks associated with competitor’s product offerings and pricing pressures resulting there from; the company’s inability to produce products to preserve and increase market share; and technological and marketplace changes affecting the company’s product line.  Additional risk factors, which could affect actual results, are disclosed by the company from time to time in its filings with the Securities and Exchange Commission.

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